EX-23A
                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use in Registration Statement number 33-19048-NY on Form SB-2 of our report dated November 3, 2004 with respect to the financial statements and schedule of Murray United Development Corp. included in its annual report on Form 10-KSB for the fiscal year ended July 31, 2004 filed with the Securities and Exchange Commission.


Blanchfield, Kober and Company CPAS P.C.
Hauppauge, NY.
November 3, 2004




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                                    EX-23 a
                        CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 16, 2003 relating to the balance sheets of Murray United Development Corp. (the "Company") as of July 31, 2003, and the related statements of operations, cash flows and stockholders' equity (deficiency) for the years ended July 31, 2003 and 2002, respectively, which report appears in the Company's annual report on Form 10-KSB for the fiscal year ended July 31, 2004 incorporated herein by reference.

/s/ Albrecht, Viggiano, Zureck & Company, P.C.

Hauppauge, New York
November 9, 2004